As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. [         ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cadiz Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0313235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 South Hope Street

Suite 2850

Los Angeles, California 90071

(213) 271-1600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Stanley E. Speer

Chief Financial Officer

550 South Hope Street

Suite 2850

Los Angeles, California 90071

(213) 271-1600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Kevin Friedmann, Esq.

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, California 90067

(310) 586-7747

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee
Debt Securities (4)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants (5)
Units (6)
Subscription Rights to purchase Preferred or Common Stock or Units
Total	$150,000,000	$19,470	(3)

(1)	Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate amount of the securities are being registered as may from time to time be issued at indeterminate prices as may be determined by the Registrant.
(2)	Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, securities that provide for such issuance, exercise, conversion, exchange or adjustment. Also includes such indeterminate amount as may be issued in Units. Separate consideration may or may not be received for any of these securities.
(3)	The proposed maximum aggregate offering price for unallocated securities has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the “Securities Act,” and reflects the maximum aggregate offering price of unallocated Securities that may be issued.
(4)	Debt Securities may be issued at an original issue discount or at a premium.
(5)	The Warrants covered by this registration statement may be Warrants to purchase Preferred Stock, Common Stock or Debt Securities.
(6)	Any securities registered hereunder may be sold separately or as Units with other securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2020

PROSPECTUS

$150,000,000

Cadiz Inc.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
SUBSCRIPTION RIGHTS
UNITS

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $150,000,000 in any combination of debt securities, common stock, preferred stock, warrants, subscription rights and units.

This prospectus provides you with a general description of these securities. We will provide you with more specific terms of these securities in one or more supplements to this prospectus.  Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering.  We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.  See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” beginning of pages 1 and 20, respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI”.  On July 30, 2020, the closing price of our common stock as reported by the Nasdaq Global Market was $10.54 per share. We will provide information in any applicable prospectus supplement regarding the listing of securities other than shares of our common stock on any securities exchange.

Investing in these securities involves certain risks.  See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and any related free writing prospectus concerning factors you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated            , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement.  You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus.  Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.  This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Cadiz,” and “the Company” refer to Cadiz Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information presented in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus under the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.”  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section of this prospectus beginning on page 5.  These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements.  When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the “Risk Factors” section and other sections of this prospectus, and other cautionary statements in any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you and any documents which are incorporated by reference in this prospectus and listed in “Where You Can Find More Information” and “Information Incorporated by Reference” beginning on pages 23 and 23, respectively.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

THE COMPANY

About Cadiz

We are a natural resources development company dedicated to creating sustainable water and agricultural opportunities in California. We own approximately 45,000 acres of land with high-quality, naturally recharging groundwater resources in three areas of Southern California’s Mojave Desert. These properties are located in eastern San Bernardino County situated in close proximity to major highway, rail, energy and water infrastructure, including the Colorado River Aqueduct, which is the primary transportation route for water imported into Southern California from the Colorado River.

Our properties offer opportunities for a wide array of sustainable activities including water supply projects, groundwater storage, large-scale agricultural development and land conservation and stewardship programs. In addition to our land and water assets, we also own pipeline and well infrastructure able to irrigate existing agriculture and to convey water to and from other communities and agricultural ventures that may be short of supply and/or storage.

Our main objective is to realize the highest and best use of our land, water and infrastructure assets in an environmentally responsible way. We believe that the highest and best use of our assets will be realized through the development of a combination of water supply, water storage and agricultural projects in accordance with a holistic land management strategy. Our present activities are focused on developing our assets in ways that meet growing long-term demand for access to sustainable water supplies and agricultural products.

Upon our founding in 1983 as Cadiz Land Company, we began an agricultural development on a portion of our primary property in Cadiz, California, which is a 35,000-acre property at the base of the Fenner and Orange Blossom Wash watersheds in eastern San Bernardino County, or the “Cadiz/Fenner Property.” These watersheds span an area of more than 1,300 square miles and have 17 to 34 million acre-feet of fresh, high-quality groundwater in storage, an amount comparable to Lake Mead, America’s largest surface reservoir.

We have sustainably farmed portions of the Cadiz/Fenner Property since the late 1980s in accordance with permits from the County of San Bernardino, the public agency responsible for groundwater use at the Cadiz/Fenner Property. The permits authorize the development of up to 9,600 acres of the Cadiz/Fenner Property for farming and the associated use of underlying groundwater for irrigation.

The Cadiz/Fenner Property is well-suited for various permanent and seasonal crops, and we have successfully grown citrus, organic table grapes and raisins, and seasonal vegetables, such as melons, squash and asparagus. Today, we are engaged in agricultural joint ventures at the Cadiz/Fenner Property and are the largest private agricultural operation in San Bernardino County. Presently, the property has 2,100 acres leased to third parties for cultivation of citrus and 242 acres leased to our joint venture, SoCal Hemp JV LLC, for the cultivation of industrial hemp.

In addition to our agricultural ventures, we are presently developing the Cadiz Valley Water Conservation, Recovery and Storage Project, or the “Water Project,” which is approved to capture and conserve millions of acre-feet of native groundwater currently being lost to evaporation from the aquifer system beneath our Cadiz/Fenner Property, and provide on average 50,000 acre-feet of water per year, enough water for 400,000 people, to water providers throughout Southern California. A second phase of the Water Project would offer storage in the aquifer system for up to one million acre-feet of imported water. Following a multi-year California Environmental Quality Act review and permitting process, the Water Project received permits that allow the capture and conservation of 2.5 million acre-feet of groundwater over 50 years in accordance with the terms of a groundwater management plan approved by San Bernardino County. We believe that the ultimate implementation of the Water Project would provide a significant return on our investment and future cash flow.

By making new water supply and storage available in Southern California, we believe we can be part of the solution to the State’s persistent water challenge. Available water supply in Southern California is constrained every year by regulatory restrictions on each of the State’s three main water sources: (1) the Colorado River Aqueduct; (2) the State Water Project, which provides water supplies from Northern California to the central and southern parts of the state; and (3) the Los Angeles Aqueduct, which delivers water from the eastern Sierra Nevada mountains to Los Angeles. Southern California’s water providers and farmers rely on imports from these systems to meet demand, but deliveries from all three into the region are consistently below capacity, even in wet years.

Further, the availability of supplies in California differs greatly from year to year due to natural hydrological variability. Over the last decade, California experienced an historic drought featuring record-low winter precipitation, followed by record wet years. The 2018-2019 winter was a wet year, with snowpack and rainfall well above average through the summer of 2019. However, 2020 is on track to be another dry year, with snowpack at 37% of the May average. The rapid swings between wet and dry years challenges California’s traditional supply system and supports the need for reliable storage and local supply.

Given the variety of challenges and limitations presented by the State’s existing infrastructure, Southern California water providers and farmers are presently pursuing investments in storage, supply and infrastructure to meet long-term demand and pursuing sustainable water and agriculture sources. We have a record of sustainable agricultural development and groundwater management to support our continued integration into California’s water and agriculture portfolio.

Our current working capital requirements relate largely to the final development activities associated with the Water Project and those activities consistent with the Water Project related to further development of our land and agricultural assets. We currently own a 96-mile long, 30-inch wide existing idle natural gas pipeline, which we refer to as our Northern Pipeline, that extends northwest from the Cadiz/Fenner Property terminating in Barstow, California, and have entered into a purchase agreement for a further 124-mile segment connecting this line from Barstow to Wheeler Ridge, California. The completion of the acquisition of the 124-mile segment is contingent on certain conditions, including the payment of up to $19.0 million. We do not currently have the cash resources on hand to satisfy this deferred payment. If we do not complete the purchase of the additional 124-mile pipeline, then our Northern Pipeline opportunities will be limited to the 96-mile segment that we own.

While we continue to believe that the ultimate implementation of the Water Project will provide a significant source of future cash flow, we also believe there is substantial value in our underlying agricultural assets and our current agricultural ventures and lease arrangements.

We also continue to explore additional sustainable beneficial uses of our land and water resource assets, including the marketing of our approved desert tortoise land conservation bank, which is located on our properties outside the Water Project area, and other long-term legacy uses of our properties, such as land stewardship and conservation programs.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071.  Our telephone number is (213) 271-1600.  We maintain a corporate website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 13, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 7, 2020, which are incorporated by reference into this prospectus and any accompanying prospectus supplement and which you should carefully review and consider, along with the other information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  Prior to making a decision to invest in our securities you should consider carefully the specific factors discussed under the capitation “Risk Factors” in the applicable prospectus supplement, together with any other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties.  If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the “offered securities,” will be used to further expand and accelerate development of our water and agricultural programs and general corporate purposes, which may include the development of our southern pipeline project or our northern pipeline project, the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and our subsidiaries, business development activities, capital expenditures, working capital, the refinancing or repayment of existing indebtedness and the expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities.  The debt securities may constitute either senior or subordinated debt securities, and in either case will be unsecured, and may also include convertible debt securities.  We will issue any debt securities that will be senior debt under an Indenture between us and U.S. Bank National Association, as trustee, or the “Senior Indenture.”  We will issue any debt securities that will be subordinated debt under an Indenture between us and U.S. Bank National Association, as trustee, or the “Subordinated Indenture.”  This prospectus refers to the Senior Indenture and the Subordinated Indenture individually as the “Indenture” and collectively as the “Indentures.”  The form of Senior Indenture and the form of Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part.  The term “trustee” refers to the trustee under each Indenture, as appropriate.

The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.  The Indentures are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture.  The following summary of the material provisions of the Indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  We urge you to read the Indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities.  You can obtain copies of the Indentures by following the directions described under the heading “Where You Can Find More Information.”

General

The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness,” as defined below in the section titled “Subordination”.  The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the Indentures or otherwise.  We may limit the maximum total principal amount for the debt securities of any series.  However, any limit under the Indentures may be increased by resolution of our Board of Directors.  We will establish the terms of each series of debt securities under the Indentures in a supplemental Indenture, board resolution or company order.  The debt securities under the Indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount.  Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

The Indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries’ ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations.  The agreements governing our indebtedness contain limitations on our ability to incur debt or liens, conduct asset sales and pay dividends.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the Indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable Indenture.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt.  The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount of the debt securities of that series that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate or rates and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $1,000 or any integral multiple in excess thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for certificated securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on that series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on that series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested, provided, indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer or request of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the rights of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;

●	to conform the text of the indenture, any supplemental indentures thereto and any forms of debt securities issued thereunder to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate, reimburse and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in minimum denominations of $1,000 or any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series in global form can exchange the debt securities for other debt securities of the same series in definitive form, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional security registrars or transfer agents or rescind the designation of any security registrar or transfer agent or approve a change in the office through which any security registrar or transfer agent acts, except that we will be required to maintain a security registrar and a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers given to it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agent(s) designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We may at any time rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following statements relating to our capital stock do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the provisions of the Certificate of Incorporation, as amended, or the “Certificate,” and By-Laws, as amended, or the “Bylaws,” which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

The Certificate authorizes a total of 70,100,000 shares of capital stock, of which 70,000,000 may be shares of common stock and 100,000 may be shares of preferred stock. On March 5, 2020, we filed a Certificate of Designation of Series 1 Preferred Stock with the Secretary of State of the State of Delaware to designate 10,000 shares of our preferred stock, par value $0.01 per share, as Series 1 Preferred Stock.

As of June 30, 2020, 34,797,062 shares of common stock were issued and outstanding, 10,000 shares of Series 1 Preferred Stock were issued and outstanding, which are convertible into 4,050,000 shares of common stock, and options and warrants to purchase an aggregate of 477,500 shares of common stock issued to directors, employees, consultants and lenders remained outstanding.  Each share of Series 1 Preferred Stock may be converted at any time at the option of the holder into 405.05 shares of our common stock, subject to certain beneficial ownership limitations. As of July 29, 2020, the number of stockholders of record of our common stock was 63 and the number of stockholders of record of our Series 1 Preferred Stock was two.

Common Stock

Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, record holders of common stock are entitled to such dividends as the Board of Directors may declare.  We do not anticipate declaring or paying cash dividends on our common stock for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders may not receive any funds absent a sale of their shares of common stock.

Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of stockholders and do not have preemptive rights or cumulative voting rights.  Holders of common stock are not subject to further calls or assessments as a result of their holding shares of common stock.

Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of preferred stock.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Series 1 Preferred Stock

On March 5, 2020, we filed a Certificate of Designation of Series 1 Preferred Stock with the Secretary of State of the State of Delaware to designate 10,000 shares of our preferred stock, par value $0.01 per share, as Series 1 Preferred Stock.

We issued the shares of Series 1 Preferred Stock pursuant to Conversion and Exchange Agreements, dated March 5, 2020, between us and two of our stockholders, in exchange for the satisfaction of an outstanding aggregate amount payable under our 7.00% Convertible Senior Notes due 2020.

The following is a brief description of our Series 1 Preferred Stock:

Ranking and Liquidation. Prior to March 5, 2025, or the “Mandatory Conversion Date”, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, in the event of our voluntary or involuntary liquidation, dissolution or winding up, each share of Series 1 Preferred Stock will be entitled to receive an amount in cash equal to $2,734.09 per share (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock), before any payment may be made to holders of our common stock or any outstanding series of our preferred stock junior in liquidation preference to the Series 1 Preferred Stock. In addition, prior to the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, holder of shares of Series 1 Preferred Stock will be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up. After the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any outstanding series of our preferred stock, holders of shares of Series 1 Preferred Stock will not receive any preference and will only be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up.

Conversion. Each share of Series 1 Preferred Stock is convertible at any time at the option of the holder into 405.05 shares of our common stock (the “Conversion Rate”), provided that the holder will be prohibited from converting shares of Series 1 Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. On the Mandatory Conversion Date, each share of Series 1 Preferred Stock will automatically convert into shares of our common stock at the Conversion Rate then in effect; provided, that the shares of Series 1 Preferred Stock will not automatically convert shares of our common stock to the extent that, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. Any shares of Series 1 Preferred Stock that remain outstanding after the Mandatory Conversion Date as a result of such limitations will be convertible at any time thereafter, at the option of the holder, subject to the beneficial ownership limitations in the Certificate of Designation of Series 1 Preferred Stock.

Voting Rights. Prior to the Mandatory Conversion Date, except as provided by applicable law, each share of Series 1 Preferred Stock will be entitled to 301.98 votes (the “Voting Rate”) on all matters on which stockholders are generally entitled to vote (provided that no holder of shares of Series 1 Preferred Stock will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation). Additionally, prior to the Mandatory Conversion Date, the vote or written consent of holders of a majority of the outstanding shares of Series 1 Preferred Stock, voting separately as a single class, will be required for certain amendments to our Certificate, to liquidate us, to incur certain indebtedness other than permitted indebtedness, to enter into certain affiliate transactions, to issue additional shares of Series 1 Preferred Stock and to issue any capital stock senior or having parity in preference to the Series 1 Preferred Stock, other than preferred shares that may be issued in one or more financing transactions as an alternative to our incurring, and which the gross proceeds of shall be offset against, permitted indebtedness. Permitted indebtedness over which the holders of shares of Series 1 Preferred Stock will have no voting rights consists of (i) our existing debt as of March 5, 2020 and the refinancing of such debt, (ii) up to $600 million of debt that we may incur related to our southern pipeline project or our northern pipeline project (collectively, the “Pipeline Water Projects”), (iii) the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and our subsidiaries (the “Farming Project”), (iv) working capital for the Pipeline Water Projects, the Farming Project or general corporate purposes, and (v) a refinancing of any of the debt described in this sentence related to the Pipeline Water Projects. After the Mandatory Conversion Date, the shares of Series 1 Preferred Stock will have no voting rights, except as required by applicable law.

Dividends. Prior to the Mandatory Conversion Date, the holders of shares of Series 1 Preferred Stock will not be entitled to participate in any dividends or distributions. After the Mandatory Conversion Date, subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, shares of Series 1 Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to dividends and distributions. However, holders of shares of Series 1 Preferred Stock will not be entitled to participate in dividends consisting of shares of our common stock or other securities convertible into or exercisable for shares of our common stock to the extent that, as a result of such dividend, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such dividend.

Anti-Dilution. The Conversion Rate and the Voting Rate are subject to proportionate adjustment upon the issuance by us of stock dividends, stock splits, and similar proportionately applied changes affecting our outstanding shares of common stock.

Redemption. At any time after March 5, 2021, we may redeem shares of Series 1 Preferred Stock by payment of an amount per share equal to $13.50 (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock) multiplied by the Conversion Rate then in effect; provided, that as to each holder of shares of Series 1 Preferred Stock, the number of shares redeemed must be at least 25% of the Preferred Shares originally issued to such holder. There will be no restriction on the redemption of the shares of Series 1 Preferred Stock while there is any arrearage in the payment of dividends.

Rights as a Stockholder. Except as otherwise provided in the Certificate of Designation of Series 1 Preferred Stock, or by virtue of such holder’s ownership of shares of our common stock, the holders of shares of Series 1 Preferred Stock do not have the rights or privileges of holders of shares of our common stock, until they convert their shares of Series 1 Preferred Stock into our common stock.

Amendments. Certain terms of the Series 1 Preferred Stock may be amended or modified with the vote or written consent of the holders of a majority of the then-outstanding shares of Series 1 Preferred Stock.

Future Classes or Series of Preferred Stock

This following description sets forth certain general terms and provisions of our authorized preferred stock, other than our Series 1 Preferred Stock described above.  When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock.  The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate.  The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Under the Certificate, our Board of Directors has the authority to:

●	create one or more series of preferred stock,
●	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and
●	determine the preferences, rights, privileges and restrictions of any series.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

●	the number of shares and designation or title of the shares;
●	any liquidation preference per share;
●	any date of maturity;
●	any redemption, repayment or sinking fund provisions;
●	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);
●	any voting rights;
●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
●	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

●	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;
●	the place or places where dividends and other payments on the preferred stock will be payable; and
●	any additional voting, dividend, liquidation, redemption, preemption, transfer restrictions, and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable.  Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock.  One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  This protects the continuity of our management.  The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Indemnification of Directors and Officers

Our Bylaws and Certificate provide that we will indemnify any of our directors, officers or employees to the fullest extent permitted by the General Corporation Law of the State of Delaware against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was our director, officer or employee.  We carry insurance policies in standard form indemnifying our directors and officers against liabilities arising from certain acts performed by them in their capacities as our directors and officers.  These policies also indemnify us for any sums we may be required or permitted to pay by law to our directors and officers as indemnification for expenses they may have incurred.

Exchange Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI.”

Anti-Takeover Effects of Delaware Law and Certain Provisions of our Charter Documents

The following is a summary of the General Corporation Law of the State of Delaware, our Certificate and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, our Certificate and our Bylaws, as applicable.

Our Certificate and our Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Limitation on Directors’ Liability. Delaware law permits a corporation to, by provision of its certificate of incorporation, eliminate the personal liability of its directors to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit.  Our Certificate contains such a provision.

This provision of our Certificate offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from certain breaches of their fiduciary duty, including grossly negligent business decisions made in connection with, among other things, takeover proposals for us, and may limit our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty.

Special Meeting of Stockholders. Our Certificate prohibits stockholder action by written consent in lieu of a meeting of stockholders. Further, special meetings of stockholders may be called only by our Board of Directors, Chief Executive Officer or President. In addition, our Bylaws contain advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders, and specify certain requirements regarding the form and content of a stockholder’s notice. The foregoing could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our Board of Directors.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our Board of Directors. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interest, authorized but unissued shares of common stock could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate grants our Board of Directors “blank check” power, which includes the power to create and establish the rights and preferences of one or more series of preferred stock out of our authorized and unissued shares of preferred stock. One of the effects of the “blank check” power may be to enable our Board of Directors to make more difficult or discourage an attempt to obtain control of our company as described above. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interests, one or more series of preferred stock could be created and shares thereof issued, without stockholder approval, which action may prevent or render more difficult or costly the completion of the takeover transaction as described above. The creation of one or more series of preferred stock and the issuance of shares of such preferred stock could also decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders.

Cumulative Voting. Our Certificate does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate provides that all vacancies, including newly created directorships, may be filled only by a majority vote of the directors then in office, though less than a quorum.

Anti-Takeover Effects of Delaware Law. We are subject to the “business combination” provisions of Section 203 of the General Corporation Law of the State of Delaware.  In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date the interested stockholder obtained such status, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain outstanding voting stock); or
●	on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.  Section 203 of the General Corporation Law of the State of Delaware could prohibit or delay mergers or other takeover or change in control attempts with respect to Cadiz and, accordingly, may discourage attempts to acquire Cadiz even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;
●	the number of subscription rights issued to each stockholder;
●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities issued by us or by third parties.  The applicable prospectus supplement will describe:

●	the terms of the units and of the subscription rights, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions,

●	directly to purchasers;
●	through agents;
●	to or through underwriters or dealers; or
●	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the terms of the offering;
●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
●	any delayed delivery arrangements;
●	any initial public offering price;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”);
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act.  Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.  We may offer the securities to the public through an underwriting syndicate or through a single underwriter.  The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.  The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise.  Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities.  Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash.  In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.  The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve.  These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Global Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus.  This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement.  For further information about us and our securities, you should refer to the registration statement, including exhibits, and the financial statements and notes filed as a part thereof.

We file quarterly and annual reports, proxy statements and other information with the Commission.  Our filings with the Commission, including the registration statement, reports, proxy and information statements, and other information are available to you on the Commission’s website at http://www.sec.gov.  In addition, documents that we file with the Commission are available on our website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus.  Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement.  The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 13, 2020;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020;
●	the Current Reports on Form 8-K filed with the Commission on February 3, 2020, February 20, 2020, March 9, 2020, May 22, 2020, and June 22, 2020;
●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by:
●	the description of our common stock as set forth in Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 13, 2020; and
●	the description of our Series 1 Preferred as set forth in the Current Report on Form 8-K filed with the Commission on March 9, 2020.

We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus.  We are not, however, incorporating in each case, any documents or information that we are deemed to “furnish” and not file in accordance with the Commission rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.
550 South Hope Street
Suite 2850
Los Angeles, California 90071
Attention:  Investor Relations
(213) 271-1600

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.  All amounts are estimates except the registration fee.

Printing Fees	$		*
Fees of Transfer Agent and Registrar	$		*
Trustee’s Fees and Expenses	$		*
Accountant Fees and Expenses		$25,000
SEC Filing Fee		$19,470
FINRA Filing Fee	$		*
Legal Fees and Expenses		$150,000
Miscellaneous		$2,000
Total	$		*

*	Fees will depend upon the type of securities offered and the number of issuances, which cannot be determined.

ITEM 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits our Board of Directors to indemnify any person against expenses, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party because such person serves or served as a director, officer, employee or agent of Cadiz or of another entity.  The language of Section 145 is sufficiently broad to permit indemnification in some situations for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.  The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our Bylaws provide for mandatory indemnification of our directors and officers, and those serving at our request as directors, officers, employees, or agents of other entities, to the maximum extent permitted by law.  The Bylaws provide that this indemnification shall be a contract right between each of these persons and us.

Our Certificate of Incorporation provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(1)	for any breach of the director’s duty of loyalty to us or our stockholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	under Section 174 of the Delaware General Corporation Law; or

(4)	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that if the Delaware General Corporation Law is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the law as amended.  We have also purchased a liability insurance policy which insures our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 16.

Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

1.1	Form of Underwriting Agreement. (1)
3.1	Cadiz Certificate of Incorporation, as amended. (2)
3.2	Cadiz Bylaws, as amended. (2)
3.3	Amendment No. 2 to the Bylaws. (3)
3.4	Certificate of Designation of Series 1 Preferred Stock of Cadiz Inc. (2)
4.1	Specimen form of stock certificate. (4)
4.2	Form of Senior Indenture. *
4.3	Form of Subordinated Indenture. *
4.4	Warrant dated May 25, 2017 issued to Apollo Special Situations Fund, L.P. (5)
4.5	Amendment No. 1 to Warrant, dated as of March 5, 2020, by and between Cadiz Inc. and the other party thereto. (6)
4.6	Certificate(s) of Designations with respect to the Preferred Stock. (1)
4.7	Form of Warrant Agreement (including Form of Warrant). (1)
4.8	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate). (1)
4.9	Form of Unit Agreement (including form of Unit). (1)
5.1	Opinion of Greenberg Traurig, LLP. *
23.1	Consent of Independent Registered Public Accounting Firm. *
23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Senior Indenture. (7)
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Subordinated Indenture. (7)

*	Filed herewith
(1)	To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K or a Post-Effective Amendment to the Registration Statement.
(2)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 13, 2020 and incorporated herein by reference.
(3)	Previously filed as an Exhibit to our Current Report on Form 8-K filed with the Commission on June 17, 2019 and incorporated herein by reference.
(4)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 13, 1998 and incorporated herein by reference.
(5)	Previously filed as an exhibit to our Current Report on Form 8-K filed on May 26, 2017 and incorporated herein by reference.
(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed on March 9, 2020 and incorporated herein by reference.
(7)	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 31, 2020.

CADIZ INC.
Registrant

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Scott Slater and Stanley E. Speer, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Position	Date

/s/ Scott Slater	July 31, 2020
Scott Slater, Chief Executive Officer, President and Director
(Principal Executive Officer)

/s/ Stanley E. Speer	July 31, 2020
Stanley E. Speer, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

/s/ Keith Brackpool	July 31, 2020
Keith Brackpool, Chairman

/s/ Geoffrey T. Grant	July 31, 2020
Geoffrey Grant, Director

/s/ Stephen E. Courter	July 31, 2020
Stephen E. Courter, Director

/s/ Winston H. Hickox	July 31, 2020
Winston H. Hickox, Director

/s/ Maria Echaveste	July 31, 2020
Maria Echaveste, Director

/s/ Carolyn Webb de Macias	July 31, 2020
Carolyn Webb de Macias, Director

/s/ Richard Nevins	July 31, 2020
Richard Nevins, Director

Index to Exhibits

Exhibit No.	Title of Document
1.1	Form of Underwriting Agreement. (1)
3.1	Cadiz Certificate of Incorporation, as amended. (2)
3.2	Cadiz Bylaws, as amended. (2)
3.3	Amendment No. 2 to the Bylaws. (3)
3.4	Certificate of Designation of Series 1 Preferred Stock of Cadiz Inc. (2)
4.1	Specimen form of stock certificate. (4)
4.2	Form of Senior Indenture. *
4.3	Form of Subordinated Indenture. *
4.4	Warrant dated May 25, 2017 issued to Apollo Special Situations Fund, L.P. (5)
4.5	Amendment No. 1 to Warrant, dated as of March 5, 2020, by and between Cadiz Inc. and the other party thereto. (6)
4.6	Certificate(s) of Designations with respect to the Preferred Stock. (1)
4.7	Form of Warrant Agreement (including Form of Warrant). (1)
4.8	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate). (1)
4.9	Form of Unit Agreement (including form of Unit). (1)
5.1	Opinion of Greenberg Traurig, LLP. *
23.1	Consent of Independent Registered Public Accounting Firm. *
23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Senior Indenture. (7)
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Subordinated Indenture. (7)

*	Filed herewith

(1)	To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K or a Post-Effective Amendment to the Registration Statement.
(2)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 13, 2020 and incorporated herein by reference.
(3)	Previously filed as an Exhibit to our Current Report on Form 8-K filed with the Commission on June 17, 2019 and incorporated herein by reference.
(4)	Previously filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 13, 1998 and incorporated herein by reference.
(5)	Previously filed as an exhibit to our Current Report on Form 8-K filed on May 26, 2017 and incorporated herein by reference.
(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed on March 9, 2020 and incorporated herein by reference.
(7)	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.